UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 11, 2004

HEALTHTRAC, INC.

(Exact Name of Registrant as Specified in its Charter)

Canada	000-14356	91-1353658

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1300 Island Drive, Suite 105, Redwood City, CA 94065

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (650) 631-5800

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events and Regulation FD Disclosure
SIGNATURES

ITEM 5. Other Events and Regulation FD Disclosure

The Registrant has reached resolution with its independent auditors, KPMG LLP concerning the previously announced fee issues. The Company and KPMG are resuming work on the 10-K for the year ended February 29, 2004 and 10-Q for the first quarter ended May 31, 2004. The Company will endeavor to file these documents with the SEC as soon as possible.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned hereunto duly authorized.

HEALTHTRAC, INC.
Date: August 11, 2004	By:	/s/ TONY Z. DICOSTANZO
Tony Z. DiCostanzo,
Chief Financial Officer